Exhibit 23.1

Consent of Independent Certified Public Accountants

We have issued our report dated March 12, 2004, accompanying the consolidated financial statements included in the Annual Report of TeraForce Technology Corporation on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of TeraForce Technology Corporation on Form S-3 (File No. 333-58970) and on Form S-8 (File No. 333-65860).

/s/ GRANT THORNTON LLP

Dallas, Texas
March 12, 2004